                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-46930

                             SUBJECT TO COMPLETION: PROSPECTUS SUPPLEMENT
                             (TO PROSPECTUS DATED MAY 17, 2001)
                             PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 27, 2002

        Principal Protected Notes

        UBS AG $ -- NOTES LINKED TO THE S&P 500 INDEX(R) DUE NOVEMBER  -- , 2007

           Issuer:                        UBS AG
           Maturity Date:                 November  -- , 2007
           No Interest Payments:          We will not pay you interest during the term of the Notes.
           Underlying Index:              The return on the Notes is linked to the performance of the
                                          S&P 500 Index.
           Payment at Maturity:           At maturity, you will receive a cash payment per $1,000
                                          principal amount of the Notes equal to the GREATER of:
                                              (i)  $1,100
                                                   or
                                              (ii) $1,000 plus the supplemental payment, if any.
           Supplemental Payment:          The supplemental payments per $1,000 principal amount of the
                                          Notes will be equal to:
                                              $1,000 X the sum of the capped monthly Index returns
                                          The supplemental payment will be calculated by adding the
                                          capped monthly Index returns over the 60-month term of the
                                          Notes. Each monthly Index return is subject to a  -- % cap.
                                          Any negative monthly Index returns will reduce the sum of
                                          the 60 capped monthly Index returns.
           Capped Monthly Index Return:   The monthly Index return expressed as a percentage, not to exceed  -- % in any month.
           Monthly Index Return:           S&P 500 Index ending level - S&P 500 Index starting level
                                           ---------------------------------------------------------
                                                          S&P 500 Index starting level
           S&P 500 Index                  The S&P 500 Index starting level for the first month will be
           starting level:                the closing level of the S&P 500 Index on the last business day of the month on or after the trade date. Thereafter, the
                                          S&P 500 Index starting level for each month will be the S&P
                                          500 Index ending level from the prior month.
           S&P 500 Index                  The S&P 500 Index ending level will be the closing level of
           ending level:                  the S&P 500 Index on the last business day of each month. At maturity, the S&P 500 Index ending level will be the closing level of the S&P 500 Index on the final valuation date.
           Listing:                       UBS AG intends to apply to list the Notes on the American
                                          Stock Exchange under the symbol "PPV.G".
           Booking Branch:                UBS AG, Jersey Branch

        SEE "RISK FACTORS" BEGINNING ON PAGE S-8 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.
        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

        The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                                                            Underwriting    Proceeds to
                                         Price to Public      Discount        UBS AG
           Per Note
           Total

        UBS WARBURG            UBS PAINEWEBBER INC.

        Prospectus Supplement dated October  -- , 2002            [UBS LOGO]

Prospectus Supplement Summary

The following is a summary of terms of the Notes, as well as a discussion of things you should consider before purchasing the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries.

WHAT ARE THE NOTES?

The Notes are medium-term notes issued by UBS offering principal protection and a minimum total return at maturity of 10% on the principal amount of the Notes. The return on the Notes is linked to the performance of the S&P 500 Index. At maturity, the cash payment per $1,000 principal amount of the Notes will be equal to the greater of: (i) $1,100 or (ii) $1,000 plus the supplemental payment, if any. The supplemental payment will be calculated by adding the capped monthly Index returns over the 60-month term of the Notes. Each monthly Index return is subject to a -- % cap. Any negative monthly Index returns will reduce the sum of the 60 capped monthly Index returns. We will not pay you interest during the term of the Notes. You will not receive less than $1,100 per $1,000 principal amount of the Notes if you hold the Notes to maturity.

SELECTED PURCHASE CONSIDERATIONS

+ GROWTH POTENTIAL--The value of the Notes at maturity is based on the return of the S&P 500 Index each month, subject to a capped monthly Index return of
    -- %, enabling you to participate in potential increases in the value of the S&P 500 Index.

+ PRESERVATION OF CAPITAL AND MINIMUM RETURN--At maturity, you will receive at least $1,100 per $1,000 principal amount of your Notes, regardless of the performance of the S&P 500 Index.

+ EXCHANGE LISTING--UBS intends to apply to list the Notes on the American Stock Exchange under the symbol "PPV.G".

+  MINIMUM INVESTMENT--$1,000 principal amount per Note

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-8.

+ THE CAPPED MONTHLY INDEX RETURN LIMITS YOUR POTENTIAL RETURN--Your investment in the Notes may not perform as well as an investment in a security whose return is based solely on the performance of the S&P 500 Index. Your ability to participate in the appreciation of the S&P 500 Index is capped at -- % in any monthly period. In contrast, an investment in an uncapped security linked to the performance of the S&P 500 Index will not limit an investor's participation in the appreciation of the Index.

+ NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the securities included in the S&P 500 Index (the "S&P Constituent Stocks").

+ NO PRINCIPAL PROTECTION UNLESS YOU HOLD THE NOTES TO MATURITY--You will be entitled to receive the minimum payment of $1,100 per $1,000 principal amount of the Notes only if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a discount and you may not receive the minimum total return of 10% on the principal amount of the Notes. You should be willing to hold your Notes to maturity.

+ THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--There may be little or no secondary market for the Notes. Although we intend to apply to list the Notes on the American Stock Exchange, it is not possible to predict whether a secondary market will develop for the Notes. UBS Warburg LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

+  You are willing to hold the Notes to maturity.

+ You seek an investment with a return linked to the performance of the S&P 500 Index.

+ You seek an investment that offers principal protection plus a minimum 10% total return on the principal amount of the Notes when held to maturity.

+ You are willing to give up the monthly returns of the S&P 500 Index in excess of the -- % cap, in exchange for principal protection plus a minimum total return of 10% on the principal amount of the Notes when held to maturity.

+  You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

+  You are unable or unwilling to hold the Notes to maturity.

+ You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

+  You seek current income from your investments.

+ You seek an investment that is exposed to the full upside of the S&P 500 Index and you are willing to make an investment that is exposed to the full downside risk of the S&P 500 Index.

+  You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

+ In the opinion of our counsel, Sullivan & Cromwell, the Notes will be treated as a single debt instrument subject to special rules governing contingent debt instruments for United States federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Notes over their term based upon a comparable yield of the Notes, even though you will not receive any payments from us until maturity. The income increases your cost basis in the Notes for U.S. Federal tax purposes. We have determined that the comparable yield is equal to -- % per annum, compounded semiannually. This comparable yield is neither a prediction nor a guarantee of what the actual supplemental redemption amount will be, or that the actual supplemental redemption amount will even exceed zero.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including tax consequences applicable to non-United States persons and persons who purchase the Notes in the secondary market, please see the discussion under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-24.

EXAMPLE 1

In this example, we assume that the S&P 500 Index rises by 1% each month over the term of the Notes from an initial S&P 500 Index starting level of 1,000 on the trade date to 1,817 on the final valuation date. We also assume that each monthly Index return is capped at 3%. In this example, the sum of the capped monthly Index returns on the S&P 500 Index over the 60-month term of the Notes is 60%. The cash payment at maturity for each $1,000 principal amount of the Notes will equal $1,600, consisting of $1,000 of principal plus a $600 supplemental payment (60% of $1,000). Values in the example are hypothetical and rounded for ease of analysis.

                                      2002 - 2003                     2003 - 2004                     2004 - 2005
                             -----------------------------   -----------------------------   -----------------------------
                             S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED
                              INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY
                              LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
October                       1000                            1127       1.0%        1.0%     1270       1.0%        1.0%
November                      1010       1.0%        1.0%     1138       1.0%        1.0%     1282       1.0%        1.0%
December                      1020       1.0%        1.0%     1149       1.0%        1.0%     1295       1.0%        1.0%
January                       1030       1.0%        1.0%     1161       1.0%        1.0%     1308       1.0%        1.0%
February                      1041       1.0%        1.0%     1173       1.0%        1.0%     1321       1.0%        1.0%
March                         1051       1.0%        1.0%     1184       1.0%        1.0%     1335       1.0%        1.0%
April                         1062       1.0%        1.0%     1196       1.0%        1.0%     1348       1.0%        1.0%
May                           1072       1.0%        1.0%     1208       1.0%        1.0%     1361       1.0%        1.0%
June                          1083       1.0%        1.0%     1220       1.0%        1.0%     1375       1.0%        1.0%
July                          1094       1.0%        1.0%     1232       1.0%        1.0%     1389       1.0%        1.0%
August                        1105       1.0%        1.0%     1245       1.0%        1.0%     1403       1.0%        1.0%
September                     1116       1.0%        1.0%     1257       1.0%        1.0%     1417       1.0%        1.0%
October
TOTAL CAPPED MONTHLY INDEX
 RETURNS:                                           11.0%                           12.0%                           12.0%


                                      2005 - 2006                     2006 - 2007
                             -----------------------------   -----------------------------
                             S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED
                              INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY
                              LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
October                       1431       1.0%        1.0%     1612       1.0%        1.0%
November                      1445       1.0%        1.0%     1628       1.0%        1.0%
December                      1460       1.0%        1.0%     1645       1.0%        1.0%
January                       1474       1.0%        1.0%     1661       1.0%        1.0%
February                      1489       1.0%        1.0%     1678       1.0%        1.0%
March                         1504       1.0%        1.0%     1694       1.0%        1.0%
April                         1519       1.0%        1.0%     1711       1.0%        1.0%
May                           1534       1.0%        1.0%     1729       1.0%        1.0%
June                          1549       1.0%        1.0%     1746       1.0%        1.0%
July                          1565       1.0%        1.0%     1763       1.0%        1.0%
August                        1580       1.0%        1.0%     1781       1.0%        1.0%
September                     1596       1.0%        1.0%     1799       1.0%        1.0%
October                                                       1817       1.0%        1.0%
TOTAL CAPPED MONTHLY INDEX
 RETURNS:                                           12.0%                           13.0%

--------------------------------------------------------------------------------
 ASSUMPTIONS:
--------------------------------------------------------------------------------

 Principal Amount:                                             $1,000
 Sum of S&P 500 Capped Monthly Index Returns:                  60%
 S&P 500 Index total return:                                   82%

--------------------------------------------------------------------------------
 CALCULATIONS:
--------------------------------------------------------------------------------

 CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES

 At maturity, you will receive a cash payment equal to the greater of:
       (i)  $1,100                                             $1,100
           OR
       (ii) $1,000 plus the supplemental payment
          $1,000 + ($1,000 X 60%)                              $1,600
 INVESTOR RECEIVES $1,600 AT MATURITY (60% RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

 CALCULATION OF COMPARATIVE RETURN ON A DIRECT INVESTMENT IN THE S&P 500 INDEX

 Payment at Maturity:
 Principal Amount X (S&P 500 Index ending level/S&P 500 Index starting level)
       $1,000 X (1,817 / 1,000) =                              $1,817
 INVESTOR WOULD RECEIVE $1,817 AT MATURITY (82% RETURN ON A DIRECT INVESTMENT IN THE S&P 500 INDEX).

EXAMPLE 2

In this example, we assume that the S&P 500 Index rises by 3% each month over the term of the Notes from an initial S&P 500 Index starting level of 1,000 on the trade date to 5,892 on the final valuation date. We also assume that each monthly Index return is capped at 3%. In this example, the sum of the capped monthly Index returns on the S&P 500 Index over the 60-month term of the Notes is 180%. The cash payment at maturity for each $1,000 principal amount of the Notes will equal $2,800, consisting of $1,000 of principal plus a $1,800 supplemental payment (180% of $1,000). This is the maximum payment on the Notes assuming a 3% monthly cap. Values in the example are hypothetical and rounded for ease of analysis.

                                      2002 - 2003                     2003 - 2004                     2004 - 2005
                             -----------------------------   -----------------------------   -----------------------------
                             S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED
                              INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY
                              LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
October                       1000                            1426       3.0%        3.0%     2033       3.0%        3.0%
November                      1030       3.0%        3.0%     1469       3.0%        3.0%     2094       3.0%        3.0%
December                      1061       3.0%        3.0%     1513       3.0%        3.0%     2157       3.0%        3.0%
January                       1093       3.0%        3.0%     1558       3.0%        3.0%     2221       3.0%        3.0%
February                      1126       3.0%        3.0%     1605       3.0%        3.0%     2288       3.0%        3.0%
March                         1159       3.0%        3.0%     1653       3.0%        3.0%     2357       3.0%        3.0%
April                         1194       3.0%        3.0%     1702       3.0%        3.0%     2427       3.0%        3.0%
May                           1230       3.0%        3.0%     1754       3.0%        3.0%     2500       3.0%        3.0%
June                          1267       3.0%        3.0%     1806       3.0%        3.0%     2575       3.0%        3.0%
July                          1305       3.0%        3.0%     1860       3.0%        3.0%     2652       3.0%        3.0%
August                        1344       3.0%        3.0%     1916       3.0%        3.0%     2732       3.0%        3.0%
September                     1384       3.0%        3.0%     1974       3.0%        3.0%     2814       3.0%        3.0%
October
TOTAL CAPPED MONTHLY INDEX
 RETURNS:                                           33.0%                           36.0%                           36.0%


                                      2005 - 2006                     2006 - 2007
                             -----------------------------   -----------------------------
                             S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED
                              INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY
                              LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
October                       2898       3.0%        3.0%     4132       3.0%        3.0%
November                      2985       3.0%        3.0%     4256       3.0%        3.0%
December                      3075       3.0%        3.0%     4384       3.0%        3.0%
January                       3167       3.0%        3.0%     4515       3.0%        3.0%
February                      3262       3.0%        3.0%     4651       3.0%        3.0%
March                         3360       3.0%        3.0%     4790       3.0%        3.0%
April                         3461       3.0%        3.0%     4934       3.0%        3.0%
May                           3565       3.0%        3.0%     5082       3.0%        3.0%
June                          3671       3.0%        3.0%     5235       3.0%        3.0%
July                          3782       3.0%        3.0%     5392       3.0%        3.0%
August                        3895       3.0%        3.0%     5553       3.0%        3.0%
September                     4012       3.0%        3.0%     5720       3.0%        3.0%
October                                                       5892       3.0%        3.0%
TOTAL CAPPED MONTHLY INDEX
 RETURNS:                                           36.0%                           39.0%

--------------------------------------------------------------------------------
 ASSUMPTIONS:
--------------------------------------------------------------------------------

 Principal Amount:                                             $1,000
 Sum of S&P 500 Capped Monthly Index Returns:                  180%
 S&P 500 Index total return:                                   489%

--------------------------------------------------------------------------------
 CALCULATIONS:
--------------------------------------------------------------------------------

 CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES

 At maturity, you will receive a cash payment equal to the greater of:
       (i)  $1,100                                             $1,100
           OR
       (ii) $1,000 plus the supplemental payment
          $1,000 + ($1,000 X 180%)                             $2,800
 INVESTOR RECEIVES $2,800 AT MATURITY (180% RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

 CALCULATION OF COMPARATIVE RETURN ON A DIRECT INVESTMENT IN THE S&P 500 INDEX

 Payment at Maturity:
 Principal Amount X (S&P 500 Index ending level/S&P 500 Index starting level)
       $1,000 X (5,892 / 1,000) =                              $5,892
 INVESTOR WOULD RECEIVE $5,892 AT MATURITY (489% RETURN ON A DIRECT INVESTMENT IN THE S&P 500 INDEX).

EXAMPLE 3

In this example, we assume that the S&P 500 Index falls by 1% each month over the term of the Notes from an initial S&P 500 Index starting level of 1,000 on the trade date to 547 on the final valuation date. We also assume that each monthly Index return is capped at 3%. In this example, the sum of the capped monthly Index returns on the S&P 500 Index over the 60-month term of the Notes is -60%. The cash payment at maturity for each $1,000 principal amount of the Notes will equal the minimum payment of $1,100. Values in the example are hypothetical and rounded for ease of analysis.

                                      2002 - 2003                     2003 - 2004                     2004 - 2005
                             -----------------------------   -----------------------------   -----------------------------
                             S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED
                              INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY
                              LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
October                       1000                             886       -1.0%      -1.0%      786       -1.0%      -1.0%
November                       990       -1.0%      -1.0%      878       -1.0%      -1.0%      778       -1.0%      -1.0%
December                       980       -1.0%      -1.0%      869       -1.0%      -1.0%      770       -1.0%      -1.0%
January                        970       -1.0%      -1.0%      860       -1.0%      -1.0%      762       -1.0%      -1.0%
February                       961       -1.0%      -1.0%      851       -1.0%      -1.0%      755       -1.0%      -1.0%
March                          951       -1.0%      -1.0%      843       -1.0%      -1.0%      747       -1.0%      -1.0%
April                          941       -1.0%      -1.0%      835       -1.0%      -1.0%      740       -1.0%      -1.0%
May                            932       -1.0%      -1.0%      826       -1.0%      -1.0%      732       -1.0%      -1.0%
June                           923       -1.0%      -1.0%      818       -1.0%      -1.0%      725       -1.0%      -1.0%
July                           914       -1.0%      -1.0%      810       -1.0%      -1.0%      718       -1.0%      -1.0%
August                         904       -1.0%      -1.0%      802       -1.0%      -1.0%      711       -1.0%      -1.0%
September                      895       -1.0%      -1.0%      794       -1.0%      -1.0%      703       -1.0%      -1.0%
October
TOTAL CAPPED MONTHLY INDEX
 RETURNS:                                          -11.0%                          -12.0%                          -12.0%


                                      2005 - 2006                     2006 - 2007
                             -----------------------------   -----------------------------
                             S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED
                              INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY
                              LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
October                        696       -1.0%      -1.0%      617       -1.0%      -1.0%
November                       689       -1.0%      -1.0%      611       -1.0%      -1.0%
December                       683       -1.0%      -1.0%      605       -1.0%      -1.0%
January                        676       -1.0%      -1.0%      599       -1.0%      -1.0%
February                       669       -1.0%      -1.0%      593       -1.0%      -1.0%
March                          662       -1.0%      -1.0%      587       -1.0%      -1.0%
April                          656       -1.0%      -1.0%      581       -1.0%      -1.0%
May                            649       -1.0%      -1.0%      575       -1.0%      -1.0%
June                           643       -1.0%      -1.0%      570       -1.0%      -1.0%
July                           636       -1.0%      -1.0%      564       -1.0%      -1.0%
August                         630       -1.0%      -1.0%      558       -1.0%      -1.0%
September                      624       -1.0%      -1.0%      553       -1.0%      -1.0%
October                                                        547       -1.0%      -1.0%
TOTAL CAPPED MONTHLY INDEX
 RETURNS:                                          -12.0%                          -13.0%

--------------------------------------------------------------------------------
 ASSUMPTIONS:
--------------------------------------------------------------------------------

 Principal Amount:                                             $1,000
 Sum of S&P 500 Capped Monthly Index Returns:                  -60%
 S&P 500 Index total return:                                   -45%

--------------------------------------------------------------------------------
 CALCULATIONS:
--------------------------------------------------------------------------------

 CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES

 At maturity, you will receive a cash payment equal to the greater of:
       (i)  $1,100                                             $1,100
           OR
       (ii) $1,000 plus the supplemental payment
          $1,000 + ($1,000 X (-60%))                           $400
 INVESTOR RECEIVES $1,100 AT MATURITY (10% RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

 CALCULATION OF COMPARATIVE RETURN ON A DIRECT INVESTMENT IN THE S&P 500 INDEX

 Payment at Maturity:
 Principal Amount X (S&P 500 Index ending level/S&P 500 Index starting level)
       $1,000 X (547 / 1,000) =                                $547
 INVESTOR WOULD RECEIVE $547 AT MATURITY (-45% RETURN ON A DIRECT INVESTMENT IN THE S&P 500 INDEX).

EXAMPLE 4

In this example, we assume that the S&P 500 Index rises each month over the term of the Notes from an initial S&P 500 Index starting level of 1,000 on the trade date with a single large drop of -40% in May 2005. We assume that in certain months the S&P 500 Index return exceeds the 3% cap. The S&P 500 Index ending level on the final valuation date is $1,648. We also assume that each monthly Index return is capped at 3%. In this example, the sum of the capped monthly Index returns on the S&P 500 Index over the 60-month term of the Notes is 35%. The cash payment at maturity for each $1,000 principal amount of the Notes will equal $1,350, consisting of $1,000 principal plus a $350 supplemental payment (35% of $1,000). Values in the example are hypothetical and rounded for ease of analysis.

                                      2002 - 2003                     2003 - 2004                     2004 - 2005
                             -----------------------------   -----------------------------   -----------------------------
                             S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED
                              INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY
                              LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
October                       1000                            1127        1.0%       1.0%     1270        1.0%       1.0%
November                      1010        1.0%       1.0%     1138        1.0%       1.0%     1282        1.0%       1.0%
December                      1020        1.0%       1.0%     1149        1.0%       1.0%     1295        1.0%       1.0%
January                       1030        1.0%       1.0%     1161        1.0%       1.0%     1308        1.0%       1.0%
February                      1041        1.0%       1.0%     1173        1.0%       1.0%     1321        1.0%       1.0%
March                         1051        1.0%       1.0%     1184        1.0%       1.0%     1335        1.0%       1.0%
April                         1062        1.0%       1.0%     1196        1.0%       1.0%     1348        1.0%       1.0%
May                           1072        1.0%       1.0%     1208        1.0%       1.0%      809      -40.0%     -40.0%
June                          1083        1.0%       1.0%     1220        1.0%       1.0%      873        8.0%       3.0%
July                          1094        1.0%       1.0%     1232        1.0%       1.0%      882        1.0%       1.0%
August                        1105        1.0%       1.0%     1245        1.0%       1.0%      953        8.0%       3.0%
September                     1116        1.0%       1.0%     1257        1.0%       1.0%      962        1.0%       1.0%
October
TOTAL CAPPED MONTHLY INDEX
 RETURNS:                                           11.0%                           12.0%                          -25.0%


                                      2005 - 2006                     2006 - 2007
                             -----------------------------   -----------------------------
                             S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED
                              INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY
                              LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
October                        972        1.0%       1.0%     1353        1.0%       1.0%
November                      1050        8.0%       3.0%     1367        1.0%       1.0%
December                      1060        1.0%       1.0%     1381        1.0%       1.0%
January                       1071        1.0%       1.0%     1394        1.0%       1.0%
February                      1156        8.0%       3.0%     1408        1.0%       1.0%
March                         1168        1.0%       1.0%     1479        5.0%       3.0%
April                         1180        1.0%       1.0%     1493        1.0%       1.0%
May                           1191        1.0%       1.0%     1508        1.0%       1.0%
June                          1251        5.0%       3.0%     1523        1.0%       1.0%
July                          1263        1.0%       1.0%     1539        1.0%       1.0%
August                        1276        1.0%       1.0%     1616        5.0%       3.0%
September                     1340        5.0%       3.0%     1632        1.0%       1.0%
October                                                       1648        1.0%       1.0%
TOTAL CAPPED MONTHLY INDEX
 RETURNS:                                           20.0%                           17.0%

--------------------------------------------------------------------------------
 ASSUMPTIONS:
--------------------------------------------------------------------------------

 Principal Amount:                                             $1,000
 Sum of S&P 500 Capped Monthly Index Returns:                  35%
 S&P 500 Index total return:                                   65%

--------------------------------------------------------------------------------
 CALCULATIONS:
--------------------------------------------------------------------------------

 CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES

 At maturity, you will receive a cash payment equal to the greater of:
       (i)  $1,100                                             $1,100
           OR
       (ii) $1,000 plus the supplemental payment
          $1,000 + ($1,000 X 35%)                              $1,350
 INVESTOR RECEIVES $1,350 AT MATURITY (35% RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

 CALCULATION OF COMPARATIVE RETURN ON A DIRECT INVESTMENT IN THE S&P 500 INDEX

 Payment at Maturity:
 Principal Amount X (S&P 500 Index ending level/S&P 500 Index starting level)
       $1,000 X (1,648/1,000) =                                $1,648
 INVESTOR WOULD RECEIVE $1,648 AT MATURITY (65% TOTAL RETURN ON A DIRECT INVESTMENT IN THE S&P 500 INDEX).

EXAMPLE 5

In this example, we assume that the S&P 500 Index rises and falls each month. Monthly Index returns can be negative, positive up to the cap and positive above the cap. Monthly Index returns above the 3% cap are capped at 3%. Over the five-year term of the Notes, the S&P 500 Index rises from 1,000 to 1,600. In this example, the sum of the capped monthly Index returns on the S&P 500 Index over the 60-month term of the Notes is 40%. The cash payment at maturity for each $1,000 principal amount of the Notes will equal $1,400, consisting of $1,000 of principal plus a $400 supplemental payment (40% of $1,000). Values in the example are hypothetical and rounded for ease of analysis.

                                      2002 - 2003                     2003 - 2004                     2004 - 2005
                             -----------------------------   -----------------------------   -----------------------------
                             S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED
                              INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY
                              LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
October                       1000                            1145        1.3%       1.3%     1300        6.1%       3.0%
November                       990       -1.0%      -1.0%     1155        0.9%       0.9%     1280       -1.5%      -1.5%
December                       980       -1.0%      -1.0%     1160        0.4%       0.4%     1270       -0.8%      -0.8%
January                       1000        2.0%       2.0%     1200        3.4%       3.0%     1280        0.8%       0.8%
February                       985       -1.5%      -1.5%     1220        1.7%       1.7%     1250       -2.3%      -2.3%
March                         1025        4.1%       3.0%     1230        0.8%       0.8%     1270        1.6%       1.6%
April                         1030        0.5%       0.5%     1210       -1.6%      -1.6%     1290        1.6%       1.6%
May                           1050        1.9%       1.9%     1230        1.7%       1.7%     1340        3.9%       3.0%
June                          1090        3.8%       3.0%     1240        0.8%       0.8%     1310       -2.2%      -2.2%
July                          1100        0.9%       0.9%     1260        1.6%       1.6%     1340        2.3%       2.3%
August                        1120        1.8%       1.8%     1270        0.8%       0.8%     1360        1.5%       1.5%
September                     1130        0.9%       0.9%     1225       -3.5%      -3.5%     1380        1.5%       1.5%
October
TOTAL CAPPED MONTHLY INDEX
 RETURNS:                                           10.6%                            7.8%                            8.3%


                                      2005 - 2006                     2006 - 2007
                             -----------------------------   -----------------------------
                             S&P 500    MONTHLY    CAPPED    S&P 500    MONTHLY    CAPPED
                              INDEX      INDEX     MONTHLY    INDEX      INDEX     MONTHLY
                              LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
October                       1430        3.6%       3.0%     1460        0.7%       0.7%
November                      1400       -2.1%      -2.1%     1490        2.1%       2.1%
December                      1370       -2.1%      -2.1%     1430       -4.0%      -4.0%
January                       1380        0.7%       0.7%     1465        2.4%       2.4%
February                      1400        1.4%       1.4%     1480        1.0%       1.0%
March                         1415        1.1%       1.1%     1520        2.7%       2.7%
April                         1420        0.4%       0.4%     1530        0.7%       0.7%
May                           1480        4.2%       3.0%     1540        0.7%       0.7%
June                          1400       -5.4%      -5.4%     1520       -1.3%      -1.3%
July                          1390       -0.7%      -0.7%     1540        1.3%       1.3%
August                        1420        2.2%       2.2%     1560        1.3%       1.3%
September                     1450        2.1%       2.1%     1580        1.3%       1.3%
October                       1450        0.0%       0.0%     1600        1.3%       1.3%
TOTAL CAPPED MONTHLY INDEX
 RETURNS:                                            3.5%                           10.1%

--------------------------------------------------------------------------------
 ASSUMPTIONS:
--------------------------------------------------------------------------------

 Principal Amount:                                               $1,000
 Sum of S&P 500 Capped Monthly Index Returns:                       40%
 S&P 500 Index total return:                                        60%

 Principal Amount:
 Sum of S&P 500 Capped Monthly Index Returns:
 S&P 500 Index total return:

--------------------------------------------------------------------------------
 CALCULATIONS:
--------------------------------------------------------------------------------
 CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES

 At maturity, you will receive a cash payment equal to the greater of:
       (i) $1,100                                              $1,100
           OR
       (ii) $1,000 plus the supplemental payment
          $1,000 + ($1,000 x 40%)                              $1,400
 INVESTOR RECEIVES $1,400 AT MATURITY (40% RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

 CALCULATION OF COMPARATIVE RETURN ON A DIRECT INVESTMENT IN THE S&P 500 INDEX

 Payment at Maturity:
 Principal Amount x (S&P 500 Index ending level/S&P 500 Index starting level)
        $1,000 x (1,600/1,000) =                               $1,600
 INVESTOR WOULD RECEIVE $1,600 AT MATURITY (60% TOTAL RETURN ON A DIRECT INVESTMENT IN THE S&P 500 INDEX).

--------------------------------------------------------------------------------

Risk Factors

The return on the Notes is linked to the performance of the S&P 500 Index. Investing in the Notes is NOT equivalent to investing directly in the S&P 500 Index or investing in a five-year zero-coupon bond with the same credit risk as the Notes that pays 110% of principal at maturity. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL PLUS A 10% TOTAL RETURN ARE ONLY PROTECTED IF YOU HOLD YOUR NOTES TO MATURITY

You will receive at least the minimum payment of 110% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not receive principal protection or any minimum total return on the portion of your Notes sold. You should be willing to hold your Notes to maturity.

YOU WILL BE REQUIRED TO PAY TAXES ON YOUR NOTES EACH YEAR

If you are a U.S. person, you generally will be required to pay taxes on ordinary income from the Notes over their term based upon an estimated yield for the Notes, even though you will not receive any payments from us until maturity. The estimated yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize upon the sale or maturity of the Notes will be taxed as ordinary interest income. If you purchase the Notes at a time other than the original issuance date, the tax consequences to you may be different. You should consult your tax advisor about your own tax situation.

For further information, you should refer to "Supplemental Tax Considerations" beginning on page S-24.

THE CAPPED MONTHLY INDEX RETURNS LIMIT YOUR POTENTIAL RETURN AT MATURITY

The Notes provide less opportunity to participate in the appreciation of the S&P 500 Index than a direct investment in an uncapped security linked to the S&P 500 Index because the capped monthly Index return will limit your effective participation to the first -- % of any appreciation in the S&P 500 Index in any month. If the monthly Index return is more than -- % in any month during the term of the Notes, only the first -- % will be considered in calculating the sum of the capped monthly Index returns at maturity. Accordingly, your return on the Notes may be less than your return would be if you made a direct investment in an uncapped security linked to the performance of the S&P 500 Index, assuming that the overall level of the S&P 500 Index has not decreased since the trade date.

YOU WILL RECEIVE NO MORE THAN THE MINIMUM PAYMENT OF 110% OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY IF THE SUM OF THE CAPPED MONTHLY INDEX RETURNS DOES NOT EXCEED 10%

It is possible that the sum of the capped monthly Index returns may not exceed 10%. Any negative monthly Index returns will reduce the supplemental payment that you could receive at maturity since it is determined by adding the sum of each capped monthly Index return during the term of the Notes, subject to the
 -- % cap. The amount of the supplemental payment may be zero. Consequently, you could receive no more than the minimum payment of 110% of the principal amount of your Notes at maturity.

RISK FACTORS
--------------------------------------------------------------------------------

CHANGES THAT AFFECT THE S&P 500 INDEX WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY

The policies of Standard & Poor's Investor Services ("S&P") concerning the calculation of the S&P 500 Index, additions, deletions or substitutions of the S&P Constituent Stocks and the manner in which changes affecting the S&P Constituent Stocks or the issuers of the S&P Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the S&P 500 Index, could affect the S&P 500 Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if S&P changes these policies, for example by changing the manner in which it calculates the S&P 500 Index, or if S&P discontinues or suspends calculation or publication of the S&P 500 Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the S&P 500 Index starting level for the first month or the S&P 500 Index ending level for any month are not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Warburg LLC, an affiliate of the Issuer--may determine the S&P 500 Index starting level for the first month, the S&P 500 Index ending level for any month or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

HISTORICAL LEVELS OF THE S&P 500 INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE S&P 500 INDEX DURING THE TERM OF THE NOTES

The trading prices of the S&P Constituent Stocks will determine the S&P 500 Index level. As a result, it is impossible to predict whether the level of the S&P 500 Index will rise or fall. Trading prices of the S&P Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the values of S&P Constituent Stocks.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON YOUR NOTES

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. Although we intend to apply to list the Notes on the American Stock Exchange, it is not possible to predict whether a secondary market will develop for the Notes. UBS Warburg LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Warburg LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the market price of S&P 500 Constituent Stocks on any day will affect the market value of the Notes

RISK FACTORS
--------------------------------------------------------------------------------

more than any other single factor. Other factors that may influence the market value of the Notes include:

+ the frequency and magnitude of changes in the market price of S&P 500 Constituent Stocks and the level of the S&P 500 Index (volatility)

+ the dividend rate paid on S&P 500 Constituent Stocks (while not paid to holders of the Notes, dividend payments on S&P 500 Constituent Stocks may influence the market price of S&P 500 Constituent Stocks and the market value of options on S&P 500 Constituent Stocks and therefore affect the market value of the Notes)

+ supply and demand for the Notes, including inventory positions with UBS Warburg LLC or any other market maker

+ economic, financial, political, regulatory, or judicial events that affect stock markets generally, which may also affect the market price of S&P 500 Constituent Stocks

+  interest and yield rates in the market

+  the time remaining to the maturity of the Notes

+  the creditworthiness of UBS

For these reasons, the Notes may trade at prices below their initial issue price and investors selling the Notes in the secondary market prior to maturity could receive substantially less than the amount of their original investment.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN S&P 500 CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON S&P CONSTITUENT STOCKS OR THE S&P 500 INDEX, MAY IMPAIR THE MARKET VALUE OF THE NOTES

As described below under "Use of Proceeds and Hedging," we or one or more affiliates may hedge our obligations under the Notes by purchasing S&P 500 Constituent Stocks, futures or options on S&P 500 Constituent Stocks or the S&P 500 Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of S&P 500 Constituent Stocks or the S&P 500 Index, and we may adjust these hedges by, among other things, purchasing or selling S&P 500 Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of S&P 500 Constituent Stocks and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in S&P 500 Constituent Stocks and other investments relating to S&P 500 Constituent Stocks or the S&P 500 Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of S&P 500 Constituent Stocks and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of S&P 500 Constituent Stocks or the S&P 500 Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

UBS Warburg LLC and other affiliates of UBS also currently intend to make a secondary market in the Notes. As market makers, trading of the Notes may cause UBS Warburg LLC or other affiliates of UBS

RISK FACTORS
--------------------------------------------------------------------------------

to be long or short the Notes in their inventory. The supply and demand for the Notes, including inventory positions of market makers, may affect the secondary market price for the Notes.

UBS RESEARCH REPORTS MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

We or one or more of our affiliates may, at present or in the future, publish research reports on the S&P 500 Index or companies included in the S&P 500 Index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities may affect the market price of S&P 500 Constituent Stocks and, therefore, the market value of the Notes.

YOU HAVE NO SHAREHOLDER RIGHTS IN S&P 500 CONSTITUENT STOCKS

As an owner of the Notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights that holders of S&P 500 Constituent Stocks may have.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH S&P AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION

UBS and it affiliates are not affiliated with S&P in any way (except for licensing arrangements discussed below in "The S&P 500 Index") and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the S&P 500 Index. If S&P discontinues or suspends the calculation of the S&P 500 Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the S&P 500 Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-18. S&P is not involved in the offer of the Notes in any way and has no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the S&P 500 Index or S&P contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the S&P 500 Index and S&P.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Warburg LLC, will serve as the calculation agent. UBS Warburg LLC will, among other things, decide the amount, if any, of the return paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-21. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting S&P 500 Constituent Stocks has occurred or is continuing on a day when the calculation agent will determine an S&P 500 Index starting level or S&P 500 Index ending level. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

RISK FACTORS
--------------------------------------------------------------------------------

THE CALCULATION AGENT CAN POSTPONE THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE

If the calculation agent determines that a market disruption event has occurred on the date on which the S&P 500 Index starting level was to be determined for the first month, or that, on the final valuation date, a market disruption event has occurred or is continuing, then such date will be postponed until the first business day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead use the closing price of S&P 500 Constituent Stocks on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days. If the S&P 500 Index starting level for the first month is postponed or if the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the date on which the S&P 500 Index starting level will be set or the final valuation date, as applicable. If the closing price of S&P 500 Constituent Stocks is not available on the last possible final valuation date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate in its sole discretion of the closing price of S&P 500 Constituent Stocks that would have prevailed in the absence of the market disruption event or such other reason. See "Specific Terms of the Notes--Market Disruption Event" on page S-18.

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE FIRST S&P 500 INDEX STARTING LEVEL OR ANY S&P 500 INDEX ENDING LEVEL IF A MARKET DISRUPTION EVENT OCCURS ON SUCH DATE

The S&P 500 Index ending level may be postponed if the calculation agent determines that, on the last business day of any month, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the S&P 500 Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the calculation of the S&P 500 Index ending level be postponed by more than ten business days.

If the calculation of the S&P 500 Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the S&P 500 Index ending level will be determined by the calculation agent. The calculation agent will make a good faith estimate in its sole discretion of the S&P 500 Index ending level that would have prevailed in the absence of the market disruption event.

The S&P 500 Index starting level for the first month may also be postponed if the calculation agent determines that, on the last business day of the month on or after the trade date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the S&P 500 Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the calculation of the S&P 500 Index starting level be postponed by more than 10 business days. As a result, and as described above, the maturity date could also be postponed, although not by more than 10 business days.

If the calculation of the S&P 500 Index starting level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the S&P 500 Index starting level will be determined by the calculation agent. The calculation agent will make a good faith estimate in its sole discretion of the S&P 500 Index starting level that would have prevailed in the absence of the market disruption event. In all other cases, the S&P 500 Index starting level for any month will be the S&P 500 Index ending level from the prior month.

--------------------------------------------------------------------------------

The S&P 500 Index

We have obtained all information regarding the S&P 500 Index contained in this Prospectus Supplement, including its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by S&P. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P 500 Index. We do not assume any responsibility for the accuracy or completeness of such information.

HISTORICAL CLOSING LEVELS OF THE S&P 500 INDEX

Since its inception, the S&P 500 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the S&P 500 Index during any period shown below is not an indication that the value of the S&P 500 Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical S&P 500 Index levels do not give an indication of future performance of the S&P 500 Index. UBS cannot make any assurance that the future performance of the S&P 500 Index or the S&P Constituent Stocks will result in holders of the Notes receiving an amount greater than 110% of the principal amount of their Notes on the maturity date.

The graph below illustrates the performance of the S&P 500 Index from August 30, 1982 through September 26, 2002.

                          [S&P 500 INDEX LEVEL GRAPH]

Source: Bloomberg L.P.

The table below sets forth the monthly ending S&P 500 Index level and the monthly S&P 500 Index return for each month from August 1991 through August 2002 and partial data through September 26, 2002.

Certain S&P 500 Index levels and percentages included in the table below have been rounded.

--------------------------------------------
                          MONTHLY
                           ENDING    MONTHLY
                           INDEX      INDEX
          DATE             LEVEL     RETURN
--------------------------------------------
30-Aug-91...............    395.43
30-Sep-91...............    387.86    -1.91%
31-Oct-91...............    392.45     1.18%

--------------------------------------------
                          MONTHLY
                           ENDING    MONTHLY
                           INDEX      INDEX
          DATE             LEVEL     RETURN
--------------------------------------------
29-Nov-91...............    375.22    -4.39%
31-Dec-91...............    417.09    11.16%
31-Jan-92...............    408.79    -1.99%

THE S&P 500 INDEX
--------------------------------------------------------------------------------

--------------------------------------------
                          MONTHLY
                           ENDING    MONTHLY
                           INDEX      INDEX
          DATE             LEVEL     RETURN
--------------------------------------------
28-Feb-92...............    412.70     0.96%
31-Mar-92...............    403.69    -2.18%
30-Apr-92...............    414.95     2.79%
29-May-92...............    415.35     0.10%
30-Jun-92...............    408.14    -1.74%
31-Jul-92...............    424.22     3.94%
31-Aug-92...............    414.03    -2.40%
30-Sep-92...............    417.80     0.91%
30-Oct-92...............    418.68     0.21%
30-Nov-92...............    431.35     3.03%
31-Dec-92...............    435.71     1.01%
29-Jan-93...............    438.78     0.70%
26-Feb-93...............    443.38     1.05%
31-Mar-93...............    451.67     1.87%
30-Apr-93...............    440.19    -2.54%
31-May-93...............    450.19     2.27%
30-Jun-93...............    450.53     0.08%
30-Jul-93...............    448.13    -0.53%
31-Aug-93...............    463.56     3.44%
30-Sep-93...............    458.93    -1.00%
29-Oct-93...............    467.83     1.94%
30-Nov-93...............    461.79    -1.29%
31-Dec-93...............    466.45     1.01%
31-Jan-94...............    481.61     3.25%
28-Feb-94...............    467.14    -3.00%
31-Mar-94...............    445.77    -4.57%
29-Apr-94...............    450.91     1.15%
31-May-94...............    456.51     1.24%
30-Jun-94...............    444.27    -2.68%
29-Jul-94...............    458.26     3.15%
31-Aug-94...............    475.50     3.76%
30-Sep-94...............    462.71    -2.69%
31-Oct-94...............    472.35     2.08%
30-Nov-94...............    453.69    -3.95%
30-Dec-94...............    459.27     1.23%
31-Jan-95...............    470.42     2.43%
28-Feb-95...............    487.39     3.61%
31-Mar-95...............    500.71     2.73%
28-Apr-95...............    514.71     2.80%
31-May-95...............    533.40     3.63%
30-Jun-95...............    544.75     2.13%
31-Jul-95...............    562.06     3.18%
31-Aug-95...............    561.88    -0.03%
29-Sep-95...............    584.41     4.01%
31-Oct-95...............    581.50    -0.50%
30-Nov-95...............    605.37     4.10%
29-Dec-95...............    615.93     1.74%
31-Jan-96...............    636.02     3.26%
29-Feb-96...............    640.43     0.69%
29-Mar-96...............    645.50     0.79%
30-Apr-96...............    654.17     1.34%
31-May-96...............    669.12     2.29%
28-Jun-96...............    670.63     0.23%
31-Jul-96...............    639.95    -4.57%
30-Aug-96...............    651.99     1.88%
30-Sep-96...............    687.31     5.42%

--------------------------------------------
                          MONTHLY
                           ENDING    MONTHLY
                           INDEX      INDEX
          DATE             LEVEL     RETURN
--------------------------------------------
31-Oct-96...............    705.27     2.61%
29-Nov-96...............    757.02     7.34%
31-Dec-96...............    740.74    -2.15%
31-Jan-97...............    786.16     6.13%
28-Feb-97...............    790.82     0.59%
31-Mar-97...............    757.12    -4.26%
30-Apr-97...............    801.34     5.84%
30-May-97...............    848.28     5.86%
30-Jun-97...............    885.14     4.35%
31-Jul-97...............    954.29     7.81%
29-Aug-97...............    899.47    -5.74%
30-Sep-97...............    947.28     5.32%
31-Oct-97...............    914.62    -3.45%
28-Nov-97...............    955.40     4.46%
31-Dec-97...............    970.43     1.57%
30-Jan-98...............    980.28     1.02%
27-Feb-98...............  1,049.34     7.04%
31-Mar-98...............  1,101.75     4.99%
30-Apr-98...............  1,111.75     0.91%
29-May-98...............  1,090.82    -1.88%
30-Jun-98...............  1,133.84     3.94%
31-Jul-98...............  1,120.67    -1.16%
31-Aug-98...............    957.28   -14.58%
30-Sep-98...............  1,017.01     6.24%
30-Oct-98...............  1,098.67     8.03%
30-Nov-98...............  1,163.63     5.91%
31-Dec-98...............  1,229.23     5.64%
29-Jan-99...............  1,279.64     4.10%
26-Feb-99...............  1,238.33    -3.23%
31-Mar-99...............  1,286.37     3.88%
30-Apr-99...............  1,335.18     3.79%
31-May-99...............  1,301.84    -2.50%
30-Jun-99...............  1,372.71     5.44%
30-Jul-99...............  1,328.72    -3.20%
31-Aug-99...............  1,320.41    -0.63%
30-Sep-99...............  1,282.71    -2.86%
29-Oct-99...............  1,362.93     6.25%
30-Nov-99...............  1,388.91     1.91%
31-Dec-99...............  1,469.25     5.78%
31-Jan-00...............  1,394.46    -5.09%
29-Feb-00...............  1,366.42    -2.01%
31-Mar-00...............  1,498.58     9.67%
28-Apr-00...............  1,452.43    -3.08%
31-May-00...............  1,420.60    -2.19%
30-Jun-00...............  1,454.60     2.39%
31-Jul-00...............  1,430.83    -1.63%
31-Aug-00...............  1,517.68     6.07%
29-Sep-00...............  1,436.51    -5.35%
31-Oct-00...............  1,429.40    -0.49%
30-Nov-00...............  1,314.95    -8.01%
29-Dec-00...............  1,320.28     0.41%
31-Jan-01...............  1,366.01     3.46%
28-Feb-01...............  1,239.94    -9.23%
30-Mar-01...............  1,160.33    -6.42%
30-Apr-01...............  1,249.46     7.68%
31-May-01...............  1,255.82     0.51%

THE S&P 500 INDEX
--------------------------------------------------------------------------------

--------------------------------------------
                          MONTHLY
                           ENDING    MONTHLY
                           INDEX      INDEX
          DATE             LEVEL     RETURN
--------------------------------------------
29-Jun-01...............  1,224.42    -2.50%
31-Jul-01...............  1,211.23    -1.08%
31-Aug-01...............  1,133.58    -6.41%
28-Sep-01...............  1,040.94    -8.17%
31-Oct-01...............  1,059.78     1.81%
30-Nov-01...............  1,139.45     7.52%
31-Dec-01...............  1,148.08     0.76%
31-Jan-02...............  1,130.20    -1.56%

--------------------------------------------
                          MONTHLY
                           ENDING    MONTHLY
                           INDEX      INDEX
          DATE             LEVEL     RETURN
--------------------------------------------
28-Feb-02...............  1,106.73    -2.08%
31-Mar-02...............  1,147.39     3.67%
30-Apr-02...............  1,076.92    -6.14%
31-May-02...............  1,067.14    -0.91%
30-Jun-02...............    989.82    -7.25%
31-Jul-02...............    911.62    -7.90%
31-Aug-02...............    916.07     0.49%
26-Sep-02...............    854.95    -6.67%

Source: Bloomberg L.P.

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to UBS AG is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Issuer or the Notes. S&P has no obligation to take the needs of the Issuer or the owners of the Notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

--------------------------------------------------------------------------------

VALUATION OF THE NOTES

AT MATURITY. At maturity, the Notes will pay an amount in cash for each $1,000 principal amount of the Notes equal to the GREATER of:

   (i)  $1,100

          or

   (ii)  $1,000 plus the supplemental payment, if any.

The supplemental payment per $1,000 principal amount of the Notes will be equal to:

   $1,000 X the sum of the capped monthly Index returns

For further information concerning the calculation of the payment at maturity, see "Specific Terms of the Notes--Payment at Maturity" on page S-17.

PRIOR TO MATURITY. The market value of the Notes will be affected by a number of interrelated factors including, but not limited to, supply and demand, the level and volatility of the S&P 500 Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. You should understand that the market value of the Notes is driven by a range of interrelated factors and that while the level of the S&P 500 Index is an important variable, it cannot be used as the only measures to approximate the value of this investment. You should not use any single variable to approximate the value of this investment. See "Risk Factors" on page S-8 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Description of Notes We May Offer--Legal Ownership of Notes" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Notes We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

COUPON

We will not pay you interest during the term of the Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $1,000 principal amount of the Notes equal to the GREATER of:

   (i)  $1,100

          or

   (ii)  $1,000 plus the supplemental payment, if any.

The "supplemental payment" per $1,000 principal amount of the Notes will be equal to:

   $1,000 X the sum of the capped monthly Index returns

The supplemental payment will be calculated by adding the capped monthly Index returns over the 60-month term of the Notes. Each monthly Index return is subject to a -- % cap. Any negative monthly Index returns will reduce the sum of the 60 capped monthly Index returns.

The "capped monthly Index return" is the monthly Index return, subject to a -- % monthly cap.

The "monthly Index return" is an amount calculated as follows:

   S&P 500 Index ending level - S&P 500 Index
                 starting level
-------------------------------------------------
          S&P 500 Index starting level

The S&P 500 Index starting level for the first month will be the closing level of the S&P 500 Index on the last business day of the month on or after the trade date. Thereafter, the S&P 500 Index starting level for each month will be the S&P 500 Index ending level from the prior month.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The S&P 500 Index ending level will be the closing level of the S&P 500 Index on the last business day of each month. At maturity, the S&P 500 Index ending level will be the closing level of the S&P 500 Index on the final valuation date.

You will not receive less than $1,100 per $1,000 principal amount of the Notes if you hold the Notes to maturity.

MATURITY DATE

The maturity date will be November -- , 2007 unless that day is not a business day, in which case the maturity date will be the next following business day. If the third business day before this applicable day does not qualify as the final valuation date referred to below, then the maturity date will be the third business day following the final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be October -- , 2007, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date be later than November -- , 2007 or, if November -- , 2007 is not a business day, later than the first business day after November -- , 2007.

MARKET DISRUPTION EVENT

As described above, the calculation agent will determine the S&P 500 Index starting and ending levels. The S&P 500 Index ending level may be postponed if the calculation agent determines that, on the last business day of any month, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the S&P 500 Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the calculation of the S&P 500 Index ending level be postponed by more than ten business days.

If the calculation of the S&P 500 Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the S&P 500 Index ending level will be determined by the calculation agent. The calculation agent will make a good faith estimate in its sole discretion of the S&P 500 Index ending level that would have prevailed in the absence of the market disruption event.

The S&P 500 Index starting level for the first month may also be postponed if the calculation agent determines that, on the last business day of the month on or after the trade date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the S&P 500 Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the calculation of the S&P 500 Index starting level be postponed by more than 10 business days. As a result, the maturity date could also be postponed.

If the calculation of the S&P 500 Index starting level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the S&P 500 Index starting level will be determined by the calculation agent. The calculation agent will make a good faith estimate in its sole discretion of the S&P 500 Index starting level that would have prevailed in the absence of the market disruption event. In all other cases, the S&P 500 Index starting level for any month will be the S&P 500 Index ending level from the prior month.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

As described above, the calculation agent will calculate the amount you receive at maturity. If a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date, then the calculation agent will instead use the closing price on the first business day after that day on which no market disruption event occurs or is continuing.

If the calculation of the final closing level of the S&P 500 Index is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. If the final S&P 500 Index ending level is not available on the last possible final valuation date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the final S&P 500 Index ending level that would have prevailed in the absence of the market disruption event or such other reason on the last possible final valuation date.

Any of the following will be a market disruption event:

+ a suspension, absence or material limitation of trading in a material number of securities included in the S&P 500 Index for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

+ a suspension, absence or material limitation of trading in option or futures contracts relating to the S&P 500 Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

+ the S&P 500 Index is not published, as determined by the calculation agent in its sole discretion or, in any of these events, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have affected or may affect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

+ a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market

+ a decision to permanently discontinue trading in the option or futures contracts relating to the S&P 500 Index.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the S&P 500 Index are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Notes We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT
The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

+ the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

+ the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

+  no quotation of the kind referred to above is obtained, or

+ every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America,

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

+ A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

+ P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the attached prospectus.

MODIFIED BUSINESS DAY

As described in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount (only in the case of a market disruption event), the S&P 500 Index starting levels, the S&P 500 Index ending levels and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this prospectus supplement is the firm serving in that role as of the original issue date of the Notes. We may change the calculation agent after the original issue date without notice.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

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Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the S&P 500 Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on S&P 500 Constituent Stocks or the S&P 500 Index prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

+  acquire or dispose securities of companies included in the S&P 500 Index,

+ take or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the S&P 500 Index or the value of the S&P 500 Constituent Stocks,

+ take or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

+  any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of S&P 500 Constituent Stocks, listed or over-the-counter options, futures or exchange-traded funds on S&P 500 Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the S&P 500 Index or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See "Risk Factors" on page S-8 for a discussion of these adverse effects.

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Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF AUGUST 31, 2002 (UNAUDITED)                               CHF       USD
-------------------------------------------------------------------------------
                                                                (IN MILLIONS)
Debt

  Debt issued(1)............................................  141,538    94,563
                                                              -------   -------
  Total Debt................................................  141,538    94,563
Minority Interest(2)........................................    3,826     2,556
Shareholders' Equity........................................   41,744    27,890
                                                              -------   -------
Total capitalization........................................  187,108   125,008
                                                              =======   =======

---------------
(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)  Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.66810844.

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Supplemental Tax Considerations

The following is a general description of certain United States and Swiss tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of Sullivan & Cromwell, the Notes will be treated as a single debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We have determined that the comparable yield is equal to -- % per annum, compounded semiannually, with a projected payment at maturity of $ -- based on an investment of $1,000. Based upon this comparable yield, if you are an initial holder that holds the Note until maturity and you pay your taxes on a calendar year basis, you would be generally required to pay taxes on the following amounts of ordinary income from the Note each year: $ -- in 2002, $ -- in 2003, $ -- in 2004, $ -- in 2005, $ -- in 2006, and $ -- in 2007.

However, in 2007, the amount of ordinary income that you would be required to pay taxes on from owning each Note may be greater or less than $ -- , depending upon the payment at maturity you receive. Also, if the payment at maturity were less than $ -- you would have a net ordinary loss in 2007.

YOU ARE REQUIRED TO USE THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE SET FORTH ABOVE IN DETERMINING YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, UNLESS YOU TIMELY DISCLOSE AND JUSTIFY ON YOUR FEDERAL INCOME TAX RETURN THE USE OF A DIFFERENT COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.

THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED TO YOU FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, AND WE MAKE NO REPRESENTATIONS REGARDING THE AMOUNT OF CONTINGENT PAYMENTS WITH RESPECT TO THE NOTES.

If you purchase the Notes for an amount that differs from the Notes' adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. If the

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Notes are listed on the American Stock Exchange, you may (but are not required to) allocate the difference pro rata to interest accruals over the remaining term of the Notes to the extent that the yield on the Notes, determined after taking into account amounts allocated to interest, is not less than the U.S. federal short-term rate. This rate is determined monthly by the U.S. Secretary of Treasury and is intended to approximate the average yield on short-term U.S. government obligations. The adjusted issue price of the Notes will equal the Notes' original issue price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If the adjusted issue price of the Notes is greater than the price you paid for the Notes, you must make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year, and the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule. If the adjusted issue price of the Notes is less than the price you paid for the Notes, you must make negative adjustments, decreasing the amount of interest that you must include in income each year, and the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield and the projected payment schedule for the Notes) and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchased the Notes at a price other than the adjusted issue price determined for tax purposes.

Any gain you recognize upon the sale or maturity of the Notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL AND INTEREST
Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

GAINS ON SALE OR REDEMPTION
Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue and redemption of the Notes. However, the Notes sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

RESIDENTS OF SWITZERLAND
For residents of Switzerland, for tax purposes, that portion of the annual interest payment representing interest, if any, shall be treated as income and that portion of the annual interest payment representing an option premium, if any, shall be treated as a capital gain.

--------------------------------------------------------------------------------

ERISA Considerations

We, UBS Warburg LLC, UBS Paine Webber Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account that is subject to the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Warburg LLC, UBS Paine Webber Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Warburg LLC, UBS Paine Webber Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the Plan Assets Regulation applicability of the prohibited transaction rules and the applicable exemptions thereto. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Warburg LLC and UBS PaineWebber Inc., and UBS Warburg LLC and UBS PaineWebber Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Warburg LLC and UBS PaineWebber Inc., intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Warburg LLC and UBS PaineWebber Inc. may resell Notes to securities dealers at a discount of up to 3% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Warburg LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

---------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary.........   S-1
Risk Factors..........................   S-8
The S&P 500 Index.....................  S-13
Valuation of the Notes................  S-16
Specific Terms of the Notes...........  S-17
Use of Proceeds and Hedging...........  S-22
Capitalization of UBS.................  S-23
Supplemental Tax Considerations.......  S-24
Supplemental Plan of Distribution.....  S-28
PROSPECTUS
Prospectus Summary....................     3
Cautionary Note Regarding Forward-
  Looking Information.................     7
Where You Can Find More Information...     8
Incorporation of Information About
  UBS.................................     8
Presentation of Financial
  Information.........................     9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others..........................    10
Capitalization of UBS.................    10
UBS...................................    11
Use of Proceeds.......................    13
Description of Notes We May Offer.....    14
Considerations Relating to Indexed
  Notes...............................    51
Considerations Relating to Notes
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency.......    54
U.S. Tax Considerations...............    57
Tax Considerations Under The Laws of
  Switzerland.........................    68
ERISA Considerations..................    69
Plan of Distribution..................    70
Validity of the Notes.................    72
Experts...............................    72

[UBS AG LOGO]

Principal
Protected
Notes

UBS AG $ --    NOTES
LINKED TO THE S&P 500 INDEX(R)
DUE NOVEMBER  -- , 2007

Prospectus Supplement

October  -- , 2002
(To Prospectus dated May 17, 2001)

UBS Warburg
UBS PaineWebber Inc.